Exhibit 23.1


Deloitte & Touche LLP
191 Peachtree Street, NE
Suite 1500
Atlanta, Georgia 30303


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Savannah Electric and Power Company on Form S-3 of our report dated February 17, 2003, appearing in the Annual Report on Form 10-K of Savannah Electric and Power Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP


Atlanta, Georgia

March 11, 2003